UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2024, IMAC Holdings, Inc. (the “Company”), received written notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer complies with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires companies with securities listed on the Nasdaq Capital Market to timely file all required periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). As previously disclosed in a Form 12b-25 Notification of Late Fling filed by the Company on August 15, 2024 (the “Form 12b-25”), the Company is delayed in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Form 10-Q”) with the SEC. The filing of the Form 10-Q was delayed due to the matters described in the Form 12b-25. The Company continues to work diligently to file the Form 10-Q as soon as practicable.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company has until October 20, 2024, to submit a plan to regain compliance with the Listing Rule (the “Plan”). Pursuant to the Notice, if Nasdaq accepts the Plan, Nasdaq has the discretion to grant the Company an exception of up to 180 calendar days from the due date of the Form 10-Q, or until February 17, 2025, to regain compliance with the Listing Rule. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

While the Company can provide no assurances as to timing, the Company intends to take action to submit a plan to regain compliance within the 60 calendar day submission period, and, if Nasdaq accepts the plan to regain compliance, to subsequently regain compliance within the extended time granted by Nasdaq. While the Company is exercising diligent efforts to maintain the listing of its securities on the Nasdaq Capital Market, there can be no assurance that the Company will be able to regain compliance within the applicable time period. In addition, if the Company does not regain compliance within the applicable time period, Nasdaq could provide notice that the Company’s securities will become subject to delisting. If the Company receives notice that its securities are being delisted, Nasdaq rules permit the Company to appeal any delisting determination by Nasdaq staff to a hearings panel.

Item 7.01. Regulation FD Disclosure.

On August 23, 2024, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This document and the exhibits contain forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and expectations regarding the Company’s filing of the Form 10-Q, statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and filing of the Form 10-Q will take longer than expected; uncertainties about the timing of the Company’s submission of a compliance plan; Nasdaq’s acceptance of any such plan; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K/A, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2024

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslavsky
Name:	Faith Zaslavsky
Title:	Chief Executive Officer